UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2007

LINENS HOLDING CO.

LINENS ‘N THINGS, INC.

LINENS ‘N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of	(Commission File Numbers)	(IRS Employer
incorporation)		Identification Nos.)

6 Brighton Road, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                                 Changes in Registrant’s Certifying Accountant.

Linens Holding Co. (“Holding”) completed its acquisition of Linens ‘n Things, Inc. (“LNT” and together with Holding and their direct and indirect subsidiaries, the “Company”) in February 2006. Following the completion of the Company’s audit and the filing of its annual report on Form 10-K on March 26, 2007 with respect to the Company’s fiscal year ended December 30, 2006, the first fiscal year following the acquisition, the Company determined to publish a request for proposal (“RFP”) for a registered public accounting firm to serve as the Company’s principal accountants.  The Company received responses to the RFP from four firms, including KPMG LLP (“KPMG”), the Company’s principal accountants for the 2006 fiscal year.

Management reviewed the RFP responses and conducted interviews with the responding firms.  It presented information regarding the responses and a recommendation to the Audit Committees of Holding and LNT (the “Audit Committee”), which was then reviewed and considered by the Audit Committee.

On April 12, 2007, Holding, upon the approval by the Audit Committee on April 11, 2007, dismissed KPMG as the Company’s principal accountants and engaged Ernst & Young, LLP (“EY”) as the Company’s principal accountants.

KPMG’s reports on the consolidated financial statements of the Company as of December 30, 2006 and December 31, 2005 and for the period February 14, 2006 to December 30, 2006, the period January 1, 2006 to February 13, 2006 and the fiscal year ended December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as set forth in the following paragraph.

KPMG’s March 26, 2007 report on the consolidated financial statements of the Company as of December 30, 2006 and December 31, 2005 and for the period February 14, 2006 to December 30, 2006, the period January 1, 2006 to February 13, 2006 and the fiscal year ended December 31, 2005, contained a separate paragraph stating that  “As discussed in Notes 2 and 13 to the consolidated financial statements, the Company changed its method of accounting for share-based payments in 2006 and as discussed in Note 2, the Company changed its method of quantifying errors in 2006.”

During the Company’s fiscal years ended December 31, 2005 and December 30, 2006 and the subsequent interim period through April 12, 2007, (1) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports; and (2) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the Company of the following material weaknesses:

•                  for the year ended December 31, 2005, the Company did not have adequate review controls to ensure the propriety of the accounting for the classification of capital expenditures related to store self-development transactions; and

•                  for the year ended December 30, 2006, the Company’s control procedures did not include adequate review over the completeness and accuracy of the income tax accounts to ensure compliance with generally accepted accounting principles.

The Company provided KPMG with a copy of the above disclosure and requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of such letter is attached to this Form 8-K as Exhibit 16.1.

During the two most recent fiscal years and through April 12, 2007, the Company did not consult with EY on any matter that (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did EY provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting of any issue; or (2) was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1 Letter from KPMG LLP to the Securities and Exchange Commission, dated April 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  April 17, 2007

LINENS HOLDING CO.
LINENS ‘N THINGS, INC.
LINENS ‘N THINGS CENTER, INC.
(Registrants)

By:	/s/ Francis M. Rowan
Francis M. Rowan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated April 17, 2007.